                                                 Pruco Life Insurance Company and Subsidiaries
                                                     Schedule IV - Schedule of Reinsurance
                                                       For Year Ended December 31, 1996

                                                                    (000's)

                                                      Ceded to other        Assumed from                        Percentage of amount
                                   Gross Amount          companies         other companies       Net amount        assumed to net
                                   ------------          ---------         ---------------       ----------        --------------
Life insurance in                   $ 47,430,580          $ 1,172,449                 $  0        $ 46,258,131                 N/A
force.....................
                              =================== ==================== ==================== =================== ===================

Life insurance                      $     54,904          $     3,379                 $  0        $     51,525                 N/A
   premiums...............
                              =================== ==================== ==================== =================== ===================

                                                 Pruco Life Insurance Company and Subsidiaries
                                                     Schedule IV - Schedule of Reinsurance
                                                       For Year Ended December 31, 1995

                                                                    (000's)

                                                  Ceded to other           Assumed from                        Percentage of amount
                               Gross Amount         companies             other companies       Net amount        assumed to net
                               ------------         ---------             ---------------       ----------        --------------
Life insurance in                   $ 47,822,892          $  822,619                 $  0        $ 47,000,273                 N/A
force.....................
                              =================== =================== ==================== =================== ===================

Life insurance                      $     44,357          $    2,268                 $  0        $     42,089                 N/A
   premiums...............
                              =================== =================== ==================== =================== ===================

                                                 Pruco Life Insurance Company and Subsidiaries
                                                     Schedule IV - Schedule of Reinsurance
                                                       For Year Ended December 31, 1994

                                                                    (000's)

                                                 Ceded to other        Assumed from                            Percentage of amount
                              Gross Amount          companies         other companies       Net amount             assumed to net
                              ------------          ---------         ---------------       ----------             --------------
Life insurance in                  $ 48,003,675            $ 531,166                 $  0        $ 47,472,509                  N/A
force.....................
                              ================== ==================== ==================== =================== ====================

Life insurance                     $      24,165           $    1,476                 $  0       $     22,689                  N/A
   premiums...............
                              ================== ==================== ==================== =================== ====================